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                                                                       EXHIBIT 5



                                   September 7, 1995


Board of Directors
John Hancock Variable Life Insurance Company

              Re: John Hancock Variable Life Insurance Company
                  Modified Guaranteed Annuity Contracts
                  Registration Statement on Form S-1


Dear Sirs:

     In my capacity as Vice President and Counsel of John Hancock Variable Life Insurance Company (the "Company"), I have represented the Company in connection with its development of deferred annuities of a type commonly known as "modified guaranteed annuities". I have participated in the preparation of the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of interests in these deferred annuity contracts contracts to be issued by the Company on an individual and group basis (the "Registration Statement").

     I am of the following opinion: the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the interests in the deferred annuity contracts, when issued as contemplated in the Registration Statement, will be validly issued and legal and binding obligations of the Company in accordance with the terms of the deferred annuity contracts.

     In arriving at the foregoing opinion, I have reviewed the Registration Statement on Form S-1, including its prospectus, and relevant proceedings of the Board of Directors and have made such examination of law and examined such records and other documents as in my judgement are necessary or appropriate.

     I hereby consent to the filing of my opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                 Very truly yours,

                                 /s/ Francis C. Cleary, Jr.
                                 --------------------------

                                 Francis C. Cleary, Jr.
                                 Vice President and Counsel